                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                               (Amendment No. 2)

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 7, 2002


                                 aaiPharma Inc.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                       0-21185                   04-2687849
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                       Identification No.)


                           2320 Scientific Park Drive
                        Wilmington, North Carolina 28405
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (910) 254-7000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
             -----------------------------------------------------
             (Former name or address, if changed from last report)

Preliminary Note

         We own the U.S. rights to the following registered and unregistered trademarks: Darvon(R), Darvon-N(R), Darvocet-N(R), M.V.I.(R), Aquasol(TM), Brethine(R) and aaiPharma(TM). All references in this Current Report to any of these terms lacking the "(R)" or "(TM)" symbols are defined terms that reference the products or businesses bearing the trademarks with these symbols.

         This Amendment No. 2 to Form 8-K/A amends our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2002 to report our planned acquisition, though our wholly owned subsidiary, of the U.S. rights and related intangibles and existing inventory associated with the Darvon and Darvocet branded products (the "Darvon Product Line") from Eli Lilly and Company ("Eli Lilly"). We completed this acquisition on March 28, 2002, which we reported in our Amendment No. 1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2002. This Amendment No. 2 contains audited special purpose statements of product contribution for the Darvon Product Line for the years ended December 31, 1999, 2000 and 2001 and unaudited pro forma consolidated financial statements of aaiPharma Inc. at and for the year ended December 31, 2001.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements

                  Darvon(R)/Darvocet(R) Product Line of Eli Lilly and Company

                           Report of Independent Auditors..................................................    F-1

                           Special Purpose Statements of Product Contribution For Years Ended
                           December 31, 1999, 2000 and 2001................................................    F-2

                           Notes to Special Purpose Statements of Product Contribution.....................    F-3

         (b)      Pro Forma Financial Information

                  Unaudited Pro Forma Consolidated Financial Statements

                  For Acquisition of the Darvon and Darvocet Product Lines

                           aaiPharma Inc. Unaudited Pro Forma Consolidated Balance Sheet at
                           December 31, 2001...............................................................    F-5

                           Notes to Unaudited Pro Forma Consolidated Balance Sheet.........................    F-6

                           aaiPharma Inc. Unaudited Pro Forma Consolidated Statement of Operations for
                           the Year Ended December 31, 2001................................................    F-7

                           Notes to Unaudited Pro Forma Consolidated Statements of Operations..............    F-8

                  For Acquisition of the M.V.I., Aquasol, Brethine, Darvon and Darvocet Product Lines

                           Background......................................................................     F-9
                           aaiPharma Inc. Unaudited Pro Forma Consolidated Balance Sheet at
                           December 31, 2001...............................................................    F-10

                           Notes to Unaudited Pro Forma Consolidated Balance Sheet.........................    F-11

                           aaiPharma Inc. Unaudited Pro Forma Consolidated Statement of Operations for
                           the Year Ended December 31, 2001................................................    F-12

                           Notes to Unaudited Pro Forma Consolidated Statements of Operations..............    F-13

         (c)      Exhibits

         Exhibit No.       Exhibit
         -----------       -------
            2.1*           Assignment, Transfer and Assumption Agreement dated as of February 18, 2002 between NeoSan
                           Pharmaceuticals, Inc. and Eli Lilly and Company

            2.2*           Manufacturing Agreement dated as of February 18, 2002 between NeoSan Pharmaceuticals, Inc. and
                           Eli Lilly and Company

           23.1            Consent of Ernst & Young LLP

---------
* Filed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2002. Certain information in this document has been omitted pursuant to a request for confidential treatment dated April 12, 2002 submitted to the Secretary of the Securities and Exchange Commission.

                         REPORT OF INDEPENDENT AUDITORS

Chief Accounting Officer
Eli Lilly and Company
Indianapolis, Indiana

We have audited the accompanying special-purpose statements of product contribution for the Darvon(R)/Darvocet(R) Product Line of Eli Lilly and Company for the years ended December 31, 2001, 2000, and 1999. The statements of product contribution are the responsibility of the Company's management. Our responsibility is to express an opinion on these special purpose statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of product contribution are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of product contribution. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of product contribution. We believe that our audits provide a reasonable basis for our opinion.

The operations covered by the statements of product contribution referred to above have no separate legal status or existence. The accompanying statements were prepared as described in Note 1 to present the revenues and expenses, including certain allocated expenses, directly associated with the Darvon(R)/Darvocet(R) Product Line and are not intended to be a complete presentation of Darvon(R)/Darvocet(R) Product Line results. Furthermore, the amounts in the accompanying statements are not necessarily indicative of the costs and expenses that would have resulted if the Darvon(R)/Darvocet(R) Product Line had been operated as a separate entity.

In our opinion, the statements referred to above present fairly, in all material respects, the product contribution for the Darvon(R)/Darvocet(R) Product Line of Eli Lilly and Company for the years ended December 31, 2001, 2000, and 1999 in conformity with accounting principles generally accepted in the United States and the basis of presentation described in Note 1.

                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
May 14, 2002

                       DARVON(R)/DARVOCET(R) PRODUCT LINE
                            OF ELI LILLY AND COMPANY

               SPECIAL PURPOSE STATEMENTS OF PRODUCT CONTRIBUTION

                 YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                             (Dollars in thousands)

                                     YEAR ENDED            Year ended            Year ended
                                    DECEMBER 31,          December 31,          December 31,
                                        2001                  2000                  1999
                                    --------------------------------------------------------
Net Sales                             $62,902               $56,541               $49,452

Cost of Sales                           5,319                 3,957                 3,554
                                    --------------------------------------------------------

NET PRODUCT CONTRIBUTION              $57,583               $52,584               $45,898
                                    ========================================================

See accompanying notes to the special purpose statements of product contribution.

          DARVON(R)/DARVOCET(R) PRODUCT LINE OF ELI LILLY AND COMPANY

          NOTES TO SPECIAL PURPOSE STATEMENTS OF PRODUCT CONTRIBUTION

                 YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                             (Dollars in Thousands)

1.      BASIS OF PRESENTATION

The Darvon(R)/Darvocet(R) Product Line (the "Product") includes all formulations of the analgesics Darvon(R)/Darvocet(R) that are sold under the Eli Lilly and Company (the "Company") brand names. The special purpose financial statements include sales of the Product in the United States and Puerto Rico.

Historically, financial statements were not prepared for the Product, as the Company did not maintain the Product as a separate business unit. Accordingly, it is impracticable to provide full audited statements for the Product, including balance sheets and statements of cash flows, or other information regarding operating, investing and financing cash flows. These statements have been developed from the historical accounting records of the Company and represent the revenues of the Product and the expenses, including certain allocated expenses, directly associated with producing those revenues. The statements do not purport to represent all the costs, expenses and results associated with a stand alone, separate entity. For example, corporate overhead, interest and taxes are not included, as they are not considered direct costs of the Product. No marketing or selling costs are included in the financial statements as the Company did not promote the Product during the periods presented. Further, no research and development costs were incurred that were directly related to Product revenues for the years presented.

All of the estimates in the financial statements, as described in Note 2, are based on assumptions that Company management believes are reasonable. However, these estimates are not necessarily indicative of the net sales and costs that would have resulted if the Product had been operated as a separate entity.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue from sales of products is recognized at the time title of goods passes to the buyer and the buyer assumes the risks and rewards of ownership. This is generally at the time products are shipped to the customer. Provisions for discounts and rebates to customers are established in the same period the related sales are recorded.

NET SALES

Net sales include certain sales deductions. Sales deductions include deductions specifically attributable to the Product and deductions allocated to the Product by management. The types of deductions included in the calculation of net sales are as follows:

       Sales Rebates -- Medicaid rebates are deducted from gross sales of the Product based on actual historical rebate rates. Actual wholesaler chargebacks are deducted from gross sales of the Product.

       Cash Discounts -- Cash discounts are allocated to the Product based upon the percentage of actual Product gross sales less chargebacks and wholesaler returns to total Company gross sales less chargebacks and wholesaler returns.

       Sales Returns -- Sales returns are allocated to products based on actual sales returns.

COST OF SALES

Cost of sales includes raw materials, direct labor, plant overhead, manufacturing variances, and distribution costs. Certain costs are specifically identifiable to the Product, and the remaining costs are allocated based on

          DARVON(R)/DARVOCET(R) PRODUCT LINE OF ELI LILLY AND COMPANY

                 YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                             (Dollars in Thousands)

the Product's percentage of total production for the production facility. Management believes this method is a reasonable basis for allocating these costs.

Depreciation of plant facilities is computed using the straight-line method based on estimated useful lives of the assets. Generally, the lives of the buildings range from twelve to fifty years, and five to eighteen years for machinery and equipment.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the special purpose financial statements of Darvon(R)/Darvocet(R) Product Contribution in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of gross profit for the years ended December 31, 2001, 2000, and 1999. Actual results could differ from those estimates.

3.      SIGNIFICANT CUSTOMERS

The Product is distributed through wholesalers that serve physicians and other health care professionals, pharmacies and hospitals. The Company sold Product to three significant wholesalers in 2001. Sales to these three wholesalers in the aggregate are estimated to have been 85% to 95% of total Product sales in 2001, 2000, and 1999. These three wholesalers are estimated to have each accounted for between 20% and 40% of total Product sales in each of these three years. Certain of these wholesalers have acquired some of their competitors during the three years presented. This sales data has been adjusted to include the pre-acquisition sales to any companies acquired by these three wholesalers during the periods presented.

                                 aaiPharma Inc.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                              Actual         Adjustments     Pro Forma
                                                             ---------       -----------     ---------
ASSETS
Current assets:
     Cash and cash equivalents                               $   6,371       $      --       $   6,371
     Accounts receivable, net                                   26,594              --          26,594
     Work-in-progress                                           10,464              --          10,464
     Inventories                                                 9,057           1,400 (1)      10,457
     Prepaid and other current assets                            5,972           1,155 (2)       7,127
                                                             ---------       ---------       ---------
        Total current assets                                    58,458           2,555          61,013
Property and equipment, net                                     37,035          14,145 (3)      51,180
Goodwill and other intangibles, net                             88,504         210,000 (4)     298,504
Other assets                                                    12,289           5,102 (5)      17,391
                                                             ---------       ---------       ---------
        Total assets                                         $ 196,286       $ 231,802       $ 428,088
                                                             =========       =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of new senior credit facilities      $      --       $   5,000 (6)   $   5,000
     Accounts payable                                           15,444              --          15,444
     Customer advances                                          13,349              --          13,349
     Accrued wages and benefits                                  3,879              --           3,879
     Other accrued liabilities                                   5,293          (2,257)(7)       3,036
                                                             ---------       ---------       ---------
        Total current liabilities                               37,965           2,743          40,708
Long-term debt, less current portion                            78,878         (78,000)(8)         878
New senior credit facilities                                        --         137,425 (9)     137,425
New senior subordinated notes                                       --         173,855 (10)    173,855
Other liabilities                                                  224              --             224
Redeemable warrants                                              2,855              --           2,855

Stockholders equity:
     Common stock                                                   18              --              18
     Paid-in capital                                            75,233              --          75,233
     Retained earnings (accumulated deficit)                     3,278          (4,221)(11)       (943)
     Accumulated other comprehensive losses                     (2,165)             --          (2,165)
                                                             ---------       ---------       ---------
        Total stockholders equity                               76,364          (4,221)         72,143
                                                             ---------       ---------       ---------
        Total liabilities and stockholders equity            $ 196,286       $ 231,802       $ 428,088
                                                             =========       =========       =========

           SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 aaiPharma Inc.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the inventory acquired as part of the Darvon and Darvocet product line acquisitions.

(2) Reflects the current and long-term portion of total financing fees of $12.7 million for the acquisition of the Darvon and Darvocet product lines, less the write-off of the unamortized deferred financing costs related to the existing senior credit facilities of $7.0 million, net of a tax benefit of $0.6 million.

(3) Reflects an adjustment to record the assets purchased under our terminated synthetic lease.

(4) Reflects the goodwill and intangible assets acquired with the Darvon and Darvocet product lines.

(5) Reflects an adjustment to record the current maturities of our new senior credit facilities.

(6) Reflects an adjustment to record the income tax benefit related to the write-off of deferred financing costs from our existing senior credit facilities.

(7) Reflects an adjustment to record repayment of amounts outstanding under our existing credit facilities.

(8) Reflects an adjustment to record the long-term portion of proceeds from the new senior credit facilities.

(9) Reflects an adjustment to record the issuance of the new senior subordinated notes.

(10)Reflects an adjustment to record the write-off of deferred financing costs related to our existing senior credit facilities, net of tax.

                                 aaiPharma Inc.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                             Darvon
                                             aaiPharma        Darvon       Acquisition
                                               Actual        Actual(a)     Adjustments      Pro Forma
                                             ---------       --------      -----------      ---------
Net revenues                                 $ 141,073       $ 62,902       $      --       $ 203,975
                                             ---------       --------       ---------       ---------

Operating costs and expenses:
   Direct costs                                 70,372          5,319             482 (1)      76,173
   Selling                                      13,974             --           6,061 (2)      20,035
   General and administrative                   30,524             --           4,247 (3)      34,771
   Direct pharmaceutical start-up costs          2,123             --              --           2,123
   Research and development                     10,851             --           1,000 (4)      11,851
                                             ---------       --------       ---------       ---------
                                               127,844          5,319          11,790         144,953
                                             ---------       --------       ---------       ---------

Income from operations                          13,229         57,583         (11,790)         59,022

Other income (expense):
   Interest, net                                (3,646)            --         (29,513)(5)     (33,159)
   Other                                          (444)            --              --            (444)
                                             ---------       --------       ---------       ---------
                                                (4,090)            --         (29,513)        (33,603)
                                             ---------       --------       ---------       ---------

Income before income taxes                       9,139         57,583         (41,303)         25,419

Provision for income taxes                       3,199             --           6,512 (6)       9,711
                                             ---------       --------       ---------       ---------

Net income                                   $   5,940       $ 57,583       $ (47,815)      $  15,708
                                             =========       ========       =========       =========

EBITDA                                       $  20,984       $ 57,583       $  (9,040)(7)   $  69,527
                                             =========       ========       =========       =========

(a) Represents the historical results for the Darvon product line for the full year period ended December 31, 2001.

      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 aaiPharma Inc.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Assumes a gross margin of 91% to reflect costs pursuant to contractually determined manufacturing agreements.

(2) Assumes adjustments to selling expense to reflect the anticipated infrastructure necessary to provide support for the acquired product line.

(3) Assumes adjustments to general and administrative expenses to reflect additional overhead costs to support the acquired product line.

(4) Estimated research and development spending to develop line extensions for the Darvon and Darvocet acquired products.

(5) Assumes an increase in interest expense based on the additional indebtedness incurred based on the actual interest rates for the assumed period of borrowing.

(6) Assumes a marginal tax rate of 40% on the incremental pro forma income before income taxes.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
        AS OF DECEMBER 31, 2001 AND FOR THE YEAR ENDED DECEMBER 31, 2001

BACKGROUND

     The following unaudited pro forma consolidated financial statements are based on our historical consolidated financial statements included in the back of this prospectus, adjusted to give pro forma effect to the following acquisition and financing transactions:

     - the acquisition of the M.V.I. and Aquasol branded product lines on August 17, 2001;

     - the acquisition of the Brethine branded product line on December 13, 2001;

     - the acquisition of the Darvon and Darvocet branded product lines and related inventories on March 28, 2002;

     - the receipt of $167.9 million of net proceeds from the sale on March 28, 2002 of our original notes;

     - the receipt of $142.4 million of borrowings under our senior credit facilities on March 28, 2002;

     - the repayment on March 28, 2002 of all amounts outstanding under our prior senior credit facilities; and

     - our purchase on March 28, 2002 of the assets leased under a tax retention operating lease.

     The unaudited pro forma consolidated balance sheet as of December 31, 2001 gives effect to our acquisition of the Darvon and Darvocet branded product lines, as if this acquisition and the related financing transactions had occurred on December 31, 2001. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2001 gives effect to each of the acquisition transactions and financing transactions as if each had occurred on January 1, 2001. Adjustments have been made to these unaudited pro forma consolidated financial statements. These adjustments are based upon information available to us and certain assumptions that we believe are reasonable. These unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial condition would actually have been if the transactions in fact occurred on such dates, nor do they purport to project our results of operations or financial condition for any future period or date. The information set forth below should be read together with the other information contained under captions "Risk Factors -- The product line and pro forma financial information included in this prospectus is based on estimates and assumptions and may not necessarily be indicative of our actual revenues and costs," "Use of Proceeds," "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the other financial statements and related notes included in the back of this prospectus.

     The M.V.I., Aquasol, Brethine, Darvon and Darvocet acquisitions were accounted for under the purchase method of accounting.

                                 AAIPHARMA INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                                            AAIPHARMA                     PRO
                                                             ACTUAL     ADJUSTMENTS      FORMA
                                                            ---------   -----------     --------
                                                                       (IN THOUSANDS)
                                             ASSETS
Current assets:
  Cash and cash equivalents...............................  $  6,371     $     --       $  6,371
  Accounts receivable, net................................    26,594           --         26,594
  Work-in-progress........................................    10,464           --         10,464
  Inventories.............................................     9,057        1,400(1)      10,457
  Prepaid and other current assets........................     5,972        1,155(2)       7,127
                                                            --------     --------       --------
          Total current assets............................    58,458        2,555         61,013
Property and equipment, net...............................    37,035       14,145(3)      51,180
Goodwill and other intangibles, net.......................    88,504      210,000(4)     298,504
Other assets..............................................    12,289        5,102(5)      17,391
                                                            --------     --------       --------
          Total assets....................................  $196,286     $231,802       $428,088
                                                            ========     ========       ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of senior credit facilities..........  $     --     $  5,000(6)    $  5,000
  Accounts payable........................................    15,444           --         15,444
  Customer advances.......................................    13,349           --         13,349
  Accrued wages and benefits..............................     3,879           --          3,879
  Other accrued liabilities...............................     5,293       (2,257)(7)      3,036
                                                            --------     --------       --------
          Total current liabilities.......................    37,965        2,743         40,708
Long-term debt, less current portion......................    78,878      (78,000)(8)        878
Senior credit facilities..................................        --      137,425(9)     137,425
Senior subordinated notes.................................        --      173,855(10)    173,855
Other liabilities.........................................       224           --            224
Redeemable warrants.......................................     2,855           --          2,855
Stockholders' equity:
  Common stock............................................        18           --             18
  Paid-in capital.........................................    75,233           --         75,233
  Retained earnings (accumulated deficit).................     3,278       (4,221)(11)      (943)
  Accumulated other comprehensive losses..................    (2,165)          --         (2,165)
                                                            --------     --------       --------
          Total stockholders' equity......................    76,364       (4,221)        72,143
                                                            --------     --------       --------
          Total liabilities and stockholders' equity......  $196,286     $231,802       $428,088
                                                            ========     ========       ========

   See accompanying notes to unaudited pro forma consolidated balance sheet.

                                 AAIPHARMA INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

 (1)  To reflect an adjustment to record inventories acquired in the acquisition of the Darvon and Darvocet product lines....  $  1,400
                                                                    ========
 (2)  To reflect adjustments:
        To record the current portion of deferred financing costs
           related to the issuance of our original notes and our
           senior credit facilities...............................  $  2,097
        To eliminate the current portion of unamortized deferred
           financing costs related to our prior credit
           facilities.............................................    (1,499)
        To record the income tax benefit related to the write-off
           of deferred financing costs from our prior credit
           facilities.............................................       557
                                                                    --------
                                                                    $  1,155
                                                                    ========
 (3)  To reflect an adjustment to record the assets purchased under our terminated tax retention operating lease..........  $ 14,145
                                                                    ========
 (4)  To reflect an adjustment to record the intangible assets associated with the acquisition of the Darvon and Darvocet product lines from Eli Lilly; this amount may be reduced if revenues from these products do not meet certain levels
      after the acquisition is completed..........................  $210,000
                                                                    ========
 (5)  To reflect adjustments:
        To record the noncurrent portion of deferred financing
           costs related to the issuance of our original notes and
           our senior credit facilities...........................  $ 10,638
        To eliminate the noncurrent portion of unamortized
           deferred financing costs related to our prior senior
           credit facilities......................................    (5,536)
                                                                    --------
                                                                    $  5,102
                                                                    ========
 (6)  To reflect an adjustment to record the current maturities of borrowings under our senior credit facilities...............  $  5,000
                                                                    ========
 (7)  To reflect an adjustment to record the income tax benefit related to the write-off of deferred financing costs from
      our prior senior credit facilities..........................  $ (2,257)
                                                                    ========
 (8)  To reflect an adjustment to record repayment of amounts outstanding under our prior credit facilities...............  $(78,000)
                                                                    ========
 (9)  To reflect an adjustment to record the long-term portion of borrowings under our senior credit facilities...............  $137,425
                                                                    ========
(10)  To reflect an adjustment to record the issuance of our original notes, net of the original issue discount of $1.1 million.....................................................  $173,855
                                                                    ========
(11)  To reflect an adjustment to record the write-off of deferred financing costs related to our prior senior credit
      facilities, net of tax at an effective rate of 40%..........  $ (4,221)
                                                                    ========

                                 AAIPHARMA INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                 PRO FORMA
                                                  FOR THE        DARVON AND    DARVON AND
                                                 COMPLETED        DARVOCET      DARVOCET
                                  AAIPHARMA    PRODUCT LINE     PRODUCT LINE   ACQUISITION
                                   ACTUAL     ACQUISITIONS(1)    ACTUAL(2)     ADJUSTMENTS     PRO FORMA
                                  ---------   ---------------   ------------   -----------     ---------
Product sales...................  $ 27,448       $ 67,195         $62,902       $     --       $130,097
Product development.............    20,426         20,426              --             --         20,426
Research revenues:
  Non-clinical..................    64,262         64,262              --             --         64,262
  Clinical......................    28,937         28,937              --             --         28,937
                                  --------       --------         -------       --------       --------
                                    93,199         93,199              --             --         93,199
                                  --------       --------         -------       --------       --------
Net revenues....................   141,073        180,820          62,902             --        243,722
                                  --------       --------         -------       --------       --------
Operating costs and expenses:
  Direct costs..................    70,372         83,469           5,319            482(3)      89,270
  Selling.......................    13,974         18,373              --          6,061(4)      24,434
  General and administrative....    30,524         32,763              --          4,247(5)      37,010
  Research and development......    10,851         12,501              --          1,000(6)      13,501
  Direct pharmaceutical start-up
     costs......................     2,123          2,123              --             --          2,123
                                  --------       --------         -------       --------       --------
                                   127,844        149,229           5,319         11,790        166,338
                                  --------       --------         -------       --------       --------
Income (loss) from operations...    13,229         31,591          57,583        (11,790)        77,384
Other income (expense):
  Interest, net.................    (3,646)        (8,278)             --        (24,881)(7)    (33,159)
  Other.........................      (444)          (444)             --             --           (444)
                                  --------       --------         -------       --------       --------
                                    (4,090)        (8,722)             --        (24,881)       (33,603)
                                  --------       --------         -------       --------       --------
Income (loss) before income
  taxes.........................     9,139         22,869          57,583        (36,671)        43,781
Provision for income taxes......     3,199          8,691              --          8,365(8)      17,056
                                  --------       --------         -------       --------       --------
Net income (loss)...............  $  5,940       $ 14,178         $57,583       $(45,036)      $ 26,725
                                  ========       ========         =======       ========       ========
EBITDA(9).......................  $ 20,984       $ 39,841         $57,583       $ (9,040)      $ 88,384
                                  ========       ========         =======       ========       ========

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                                 AAIPHARMA INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

(1) The following table presents our unaudited pro forma consolidated statement of operations for the product line acquisitions we completed in 2001.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      COMPLETED PRODUCT LINE ACQUISITIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                                             PRO FORMA
                                                                                              FOR OUR
                                                       M.V.I.                                COMPLETED
                                                         AND                                  PRODUCT
                                          AAIPHARMA    AQUASOL    BRETHINE     PRO FORMA        LINE
                                           ACTUAL     ACTUAL(A)   ACTUAL(B)   ADJUSTMENTS   ACQUISITIONS
                                          ---------   ---------   ---------   -----------   ------------
Product sales...........................  $ 27,448     $24,559     $15,188     $     --       $67,195
Product development.....................    20,426          --          --           --        20,426
Research revenues:
  Non-clinical..........................    64,262          --          --           --        64,262
  Clinical..............................    28,937          --          --           --        28,937
                                          --------     -------     -------     --------       -------
                                            93,199          --          --           --        93,199
                                          --------     -------     -------     --------       -------
Net revenues............................   141,073      24,559      15,188           --       180,820
                                          --------     -------     -------     --------       -------
Operating costs and expenses:
  Direct costs..........................    70,372      13,373       3,749       (4,025)(c)    83,469
  Selling...............................    13,974       1,170          --        3,229(d)     18,373
  General and administrative............    30,524         460          --        1,779(e)     32,763
  Research and development..............    10,851          --          --        1,650(f)     12,501
  Direct pharmaceutical start-up
     costs..............................     2,123          --          --           --         2,123
                                          --------     -------     -------     --------       -------
                                           127,844      15,003       3,749        2,633       149,229
                                          --------     -------     -------     --------       -------
Income (loss) from operations...........    13,229       9,556      11,439       (2,633)       31,591
Other income (expense):
  Interest, net.........................    (3,646)         --          --       (4,632)(g)    (8,278)
  Other.................................      (444)         --          --           --          (444)
                                          --------     -------     -------     --------       -------
                                            (4,090)         --          --       (4,632)       (8,722)
                                          --------     -------     -------     --------       -------
Income (loss) before income taxes.......     9,139       9,556      11,439       (7,265)       22,869
Provision for income taxes..............     3,199          --          --        5,492(h)      8,691
                                          --------     -------     -------     --------       -------
Net income (loss).......................  $  5,940     $ 9,556     $11,439     $(12,757)      $14,178
                                          ========     =======     =======     ========       =======
EBITDA(i)...............................  $ 20,984     $ 9,556     $11,439     $ (2,138)      $39,841
                                          ========     =======     =======     ========       =======

---------------

(a) Represents the historical statement of revenues and direct expenses for the M.V.I. and Aquasol product lines for the period prior to the acquisition on August 17, 2001.

(b) Represents the historical statement of product contribution for the Brethine product line for the period prior to the acquisition on December 13, 2001.

(c) Direct costs for each product line have been adjusted to reflect estimated costs that would have been incurred by us as follows:

        Adjustment to M.V.I. and Aquasol cost of goods sold to reflect estimated reduction in costs due to contractually determined prices under our supply agreements:

             Estimated cost of goods under supply agreements........   $ 10,362
             Cost of goods sold as reported by AstraZeneca..........     13,373
                                                                       --------
               Pro forma decrease in direct costs...................     (3,011)
                                                                       --------
        Adjustment to Brethine cost of goods sold to reflect
        estimated reduction in costs due to contractually determined prices under our supply agreements and the elimination of
        royalties incurred by Novartis and not incurred by us
        subsequent to acquisition:

             Estimated cost of goods under supply agreements........      2,735
             Cost of sales as reported by Novartis..................      2,928
                                                                       --------
                                                                           (193)
             Less royalty expense reported by Novartis..............       (821)
                                                                       --------
               Pro forma decrease in direct costs...................     (1,014)
                                                                       --------
                  Total direct cost adjustment for our product line
                    acquisitions completed in 2001..................   $ (4,025)
                                                                       ========

(d) We calculated the estimated selling expenses for each of the product lines based on the estimated costs to be incurred by NeoSan's direct sales force, and compared those amounts to the selling expenses reported in the historical financial information for the respective product lines as follows:

          Adjustment to M.V.I. and Aquasol selling expense to reflect estimated costs that would be representative of the selling activities of our NeoSan business unit:

             Estimated selling expense under NeoSan.................   $  3,998
             Selling and other expenses plus drug development
               expenses reported by AstraZeneca.....................      1,170
                                                                       --------
               Pro forma increase in selling expense................      2,828
                                                                       --------
          Adjustment to Brethine selling expense to reflect
          estimated costs that would be representative of the
          selling activities of our NeoSan business unit:

             Estimated selling expense under NeoSan.................        401
             Selling expenses reported by Novartis..................         --
                                                                       --------
               Pro forma increase in selling expense................        401
                                                                       --------
                  Total selling expense adjustment for our product
                    line acquisitions completed in 2001.............   $  3,229
                                                                       ========
(e)
        Adjustment to M.V.I. and Aquasol general and administrative expense to reflect estimated costs that would be
        representative of our NeoSan business unit. We have
        determined that the specifically identifiable intangible
        assets obtained through the M.V.I. and Aquasol product line acquisition have indefinite lives and therefore are not
        amortized:
             Estimated general and administrative expense under
               NeoSan...............................................   $  1,440
             Amortization expense reported by AstraZeneca...........        460
                                                                       --------
               Pro forma increase in general and administrative
                 expense............................................        980
                                                                       --------

          Adjustment to Brethine general and administrative expense to reflect estimated costs that would be representative of our NeoSan business unit:

             Estimated general and administrative expense under
               NeoSan...............................................        304
             General and administrative expense reported by
             Novartis...............................................         --
                                                                       --------
               Pro forma increase in general and administrative
                 expense............................................        304
                                                                       --------
          Adjustment to reflect amortization of $9.9 million of
          specifically identifiable intangible assets obtained
          through the Brethine product line acquisition. This amount
          reflects amortization over 20 years. .....................        495
                                                                       --------
                Total general and administrative expense
                adjustment for our product line acquisitions
                completed in 2001...................................   $  1,779
                                                                       ========
(f)     Estimated research and development spending to develop line extensions for our acquired products:
             M.V.I. and Aquasol.....................................   $  1,200
             Brethine...............................................        450
                                                                       --------
                Total research and development expense adjustment
                for our product line acquisitions completed in
                2001................................................   $  1,650
                                                                       ========
(g)     Adjustment to reflect the additional net interest expense
        under the pro forma debt incurred for the acquisition of the
        M.V.I., Aquasol and Brethine product lines reflecting a full year of interest and debt cost under our existing senior
        credit facilities:

             Prior senior credit facilities.........................   $  6,779
             Amortization of financing fees related to the above
               item.................................................      1,499
                                                                       --------
               Pro forma interest expense, net for our product line
                 acquisitions completed in 2001.....................      8,278
                  Less: Actual interest for 2001....................     (3,646)
                                                                       --------
                  Total interest expense, net adjustment for our
                    product line acquisitions completed in 2001.....   $  4,632
                                                                       ========
(h)     Adjustment to reflect a 40% effective tax rate applied to
        the incremental pro forma income (loss) before income taxes.
        A reconciliation of the statutory tax rate to the assumed
        pro forma tax rate is provided as follows:

             Federal statutory rate.................................         35%
             State taxes, net of federal benefit....................          4%
             Other..................................................          1%
                                                                       --------
                  Total.............................................         40%
                                                                       ========
(i)     We define EBITDA as the sum of income (loss) from operations and depreciation and amortization. We included this
        measurement because we believe that some investors will find it to be useful in measuring our ability to meet debt
        service, capital expenditure and working capital
        requirements. EBITDA is not a measurement of financial
        performance under generally accepted accounting principles and should not be considered an alternative to, or more
        meaningful than, income (loss) from operations or other
        traditional indicators of operating performance and net cash provided by (used in) operating activities determined in
        accordance with generally accepted accounting principles. In addition, companies define EBITDA differently, and our
        definition of EBITDA may not be comparable to that of other companies.

(2) Represents the historical statement of product contribution for the Darvon and Darvocet product lines for the period presented.

(3) Adjustment to the Darvon and Darvocet cost of goods sold to reflect estimated higher costs due to contractually determined prices under our supply agreements:

             Estimated cost of goods under supply agreements........   $  5,801
             Standard cost of sales as reported by Eli Lilly........      5,319
                                                                       --------
               Pro forma increase in direct costs...................   $    482
                                                                       ========

(4) Adjustment to Darvon and Darvocet selling expense to reflect estimated costs that would be representative of the selling activities of our NeoSan business unit:

             Estimated selling expense under NeoSan.................   $  6,061
             Selling expense reported by Eli Lilly..................         --
                                                                       --------
               Pro forma increase in selling expense................   $  6,061
                                                                       ========

(5) Adjustment to Darvon and Darvocet general and administrative expense to reflect estimated costs that would be representative of our NeoSan business unit, including assumed amortization of $55.0 million in intangible assets over 20 years:

             Estimated general and administrative expense under
               NeoSan...............................................   $  1,497
             General and administrative expense reported by Eli
               Lilly................................................         --
                                                                       --------
                                                                          1,497
             Amortization of intangible assets acquired.............      2,750
                                                                       --------
               Pro forma increase in general and administrative
                 expense............................................   $  4,247
                                                                       ========

(6)     Estimated research and development spending to develop line
        extensions for our Darvon and Darvocet acquired products. ..   $  1,000
                                                                       ========
(7)     Adjustment to reflect the additional net interest expense
        under the pro forma debt incurred under our original notes and the additional borrowings under our senior credit
        facilities at the rates indicated below, assuming the
        repayment of our prior senior credit facilities, as if these financings were completed on January 1, 2001:

             Repayment of our prior senior credit facilities:
               Interest incurred on our prior senior credit
                 facilities.........................................   $ (6,779)
               Amortization of financing fees associated with our
                 prior senior credit facilities.....................     (1,499)
                                                                       --------
                                                                         (8,278)
                                                                       --------
             Additional borrowings:
               Senior term loan of $100 million at LIBOR plus 4.5%
                 per annum..........................................      8,220
               Outstanding portion of senior revolver of $42.4
                 million at LIBOR plus 3.75% per annum..............      3,169
               Original notes of $175 million at 11% per annum......     19,250
               Amortization of original issue discount related to
                 original notes.....................................        143
               Amortization of financing fees related to the above
                 items..............................................      2,097
               Other debt related interest costs....................        280
                                                                       --------
                                                                         33,159
                                                                       --------
                  Pro forma increase in interest expense............   $ 24,881
                                                                       ========

        If the variable interest rates used above increase or decrease by 50 basis points, the annualized effect of that change would be to increase or decrease interest expense by $0.7 million.

          Does not give effect to our repurchase on March 27, 2002
          of outstanding redeemable warrants for approximately $3.8 million. Had we borrowed $3.8 million under our senior revolver to fund the purchase of these warrants on January
          1, 2001, our pro forma net interest expense would have increased by approximately $0.3 million in 2001.

(8) Adjustment to reflect a 40% effective tax rate applied to the incremental pro forma income (loss) before income taxes.
        A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

               Federal statutory rate...............................         35%
               State taxes, net of federal benefit..................          4%
               Other................................................          1%
                                                                       --------
                    Total...........................................         40%
                                                                       ========
(9)     We define EBITDA as the sum of income (loss) from operations and depreciation and amortization. We included this
        measurement because we believe that some investors will find it to be useful in measuring our ability to meet debt
        service, capital expenditure and working capital
        requirements. EBITDA is not a measurement of financial
        performance under generally accepted accounting principles and should not be considered an alternative to, or more
        meaningful than, income (loss) from operations or other
        traditional indicators of operating performance and net cash provided by (used in) operating activities determined in
        accordance with generally accepted accounting principles. In addition, companies define EBITDA differently, and our
        definition of EBITDA may not be comparable to that of other companies.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2002

                                    aaiPharma Inc.


                                    By: /s/ Albert N. Cavagnaro
                                       ----------------------------------------
                                       Albert N. Cavagnaro
                                       Secretary and Associate General Counsel

                                 Exhibit Index

Exhibit                      Description
-------                      -----------
Exhibit 23.1        Consent of Ernst & Young LLP